                                                                    EXHIBIT 21

                           NEXTEL INTERNATIONAL, INC.

                              LIST OF SUBSIDIARIES

                                  March 31, 1999

COMPANY                                                                                       % INTEREST
-------                                                                                       ----------

McCaw International (Brazil), Ltd. (Virginia)                                                     81%
  Airfone Holdings, Inc. (Delaware)                                                              100%
    Nextel S.A. (Brazil)                                                                          77%
      Trunkline Telecomunicacoes e Servicos Ltda. (Brazil)                                         0%(1)
      Trunking do Brasil Servicos de Telecomunicacoes Ltda. (Brazil)                               0%(2)
      Promobile Telecomunicacoes Ltda. (Brazil)                                                  100% (3)
      Telemobile Telecomunicacoes Ltda. (Brazil)                                                 100%(4)
      Air-fone Participacoes e Empreendimentos S/C Ltda. (Brazil)                                100%
        SOW Comercio e Servicos de Radiofonia Movel Ltda. (Brazil)                               100%
        Nextel Telecomunicacoes Ltda. (Brazil)                                                   100%
      Master-Tec Industria e Comercio de Produtos Electronicos Ltda. (Brazil)                    100%(5)
      Via Radio Administacao e Participacoes Ltda. (Brazil)
        Via Radio-1 Telecomunicacoes Ltda. (Brazil)                                              100%
        Comercial Telecar Ltda. (Brazil)                                                         100%
        Telemovel Servicos Ltda. (Brazil)                                                        100%
        ATG-Telecomunicacoes e Comercio Ltda. (Brazil)                                           100%
        Car-Tel Telefonia Movel S/C Ltda. (Brazil)                                               100%
        Comercial Teleservice Ltda. (Brazil)                                                     100%
        Radio Telecomunicacoes do Brasil Ltda. (Brazil)                                          100%
      MCS Radio Telefonia Ltda. (Brazil)                                                         100%(6)
      LMP Consultoria e Representacoes e Representacoes Ltda. (Brazil)                           100%(7)
      Telecomunicacoes Brastel S/C Ltda. (Brazil)                                                100%(8)
      Butler Gorge International Corporation (British Virgin Islands)                            100%
      Art Consult International S.A. (British Virgin Islands)                                    100%


----------
(1) McCaw International (Brazil), Ltd. has an option to purchase 99%.
(2) McCaw International (Brazil), Ltd. has an option to purchase 99%.
(3) 51% conditionally transferred to Butler Gorge International Corporation, conditioned on approval of Anatel.
(4) 51% conditionally transferred to Butler Gorge International Corporation, conditioned on approval of Anatel.
(5) 51% conditionally transferred to McCaw International (Brazil), Ltd., conditioned on approval of Anatel.
(6) Nextel S.A. also owns option to purchase remaining 51%.
(7) 51% conditionally transferred to McCaw International (Brazil), Ltd., conditioned on approval of Anatel.
(8) 51% conditionally transferred to McCaw International (Brazil), Ltd. and Butler Gorge International Corporation, conditioned on approval of the Anatel.

COMPANY                                                                                % INTEREST
-------                                                                                ----------

Nextel International (Services), Ltd. (Delaware)                                          100%
Nextel International (Delaware), Ltd. (Delaware)                                          100%
  Nextel International (Mexico), Ltd. (Delaware)                                          100%
    Comunicaciones Nextel de Mexico S.A. de C.V. (Mexico)                                 100%
        Sistemas de Comunicaciones Troncales, S.A. de C.V.                                100%
            Comercializadora Protel S.A. de C.V.                                          100%
        Servicios de Radiocomunicacion Movil de Mexico, S.A. de C.V.                      100%
        Nextel de Mexico, S.A. de C.V.                                                    100%
            Arendadora de Equipos Para Telecomunicaciones, S.A. de C.V.                   100%
        Radiophone S.A. de C.V.                                                           100%
            Fonotransportes Nacionales, S.A. de C.V.                                      100%
        Comunicacion Integral San Luis S.A. de C.V.                                       100%
            Teletransportes Nacionales, S.A. de C.V.                                      100%
        Multifon, S.A. de C.V.                                                            100%
        Servicos Protel, S.A. de C.V.                                                     100%
    Telecomunicaciones Globales S.A. de C.V. (Mexico)                                       3%
    Clearnet Communications Inc. (Canada)                                               15.48%
  Nextel International (Holdings), Ltd. (Cayman Islands)                                  100%
    Nextel International (Argentina) LLC (Cayman Islands)                                  99%(9)
    Nextel International (Argentina), Ltd. (Cayman Islands)                               100%
       Nextel Argentina S.R.L. (Argentina)                                                100%
    Nextel International Indonesia LLC (Cayman Islands)                                    99%(10)
    Nextel International (Peru) LLC (Cayman Islands)                                       99%(11)
         Nextel del Peru S.A. (Peru)                                                    62.06%
    Nextel International (Philippines) LLC (Cayman Islands)                                99%(12)
       Top Mega Enterprises, Ltd. (Hong Kong)                                             100%
         Infocom Communications Network, Inc. (Philippines)                                30%
  Nextel International Investment Company (Delaware)                                      100%
Nextel International (Japan), Ltd. (Delaware)                                             100%
    J-Com Co., Ltd.                                                                        21%
Shanghai CCT - McCaw Telecommunications System Co., Ltd. (Shanghai)                        30%

-----------
(9) Remaining 1% owned by Nextel International (Delaware), Ltd.
(10) Remaining 1% owned by Nextel International (Delaware), Ltd.
(11) Remaining 1% owned by Nextel International (Delaware), Ltd.
(12) Remaining 1% owned by Nextel International (Delaware), Ltd.


                                       2